UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

BROADWEBASIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other jurisdiction of incorporation)

333-145953 (Commission File Number)	20-8383706 (IRS Employer Identification No.)

9255 Sunset Boulevard, Suite 1010 West Hollywood, California (Address of principal executive offices)	90069 (Zip Code)

Registrant’s telephone number, including area code: (310) 492-2255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 9, 2009, BroadWebAsia, Inc. (“the Company”) entered into a Note Purchase Agreement with Able Income Fund, LLC (the “Holder”) and executed a secured convertible promissory note (the “Note”) in the principal amount of $150,000 payable to the Holder with a conversion price of $0.50.  Pursuant to the Note, the Company promises to pay to the Holder $150,000 in cash on May 10, 2009. The Debenture bears interest at the rate of 18% per annum until the maturity date.

Payment of the Note is secured by a personal guarantee from Brad Greenspan, the Company’s Chairman. In addition, Mr. Greenspan executed a Stock Pledge Agreement, as security for the Note and the Company entered into a security agreement with the Holder.  Further, as part of the consideration provided to the Holder for the Note, the Holder also received a warrant for the purchase of up to 50,000 shares of the Company’s common stock at an exercise price of $.75 per share. The warrants are exercisable, in whole or in part, any time from and after the date of issuance of the warrant.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 9, 2009, the Company became obligated on a convertible debenture in the principal amount of $150,000.  Please refer to Item 1.01 above for further information.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	Form of Note Purchase Agreement dated February 9, 2009 by and between BroadWebAsia, Inc. and Able Income Fund LLC.
10.2	Form of Secured Convertible Promissory Note dated February 9, 2009 by and between BroadWebAsia, Inc. and Able Income Fund LLC.
10.3	Form of Warrant dated February 9, 2009 by and between BroadWebAsia, Inc. and Able Income Fund LLC.
10.4	Form of Security Agreement dated February 9, 2009 by and between BroadWebAsia, Inc. and Able Income Fund LLC.
10.5	Form of Guaranty dated February 9, 2009 by and between Brad Greenspan and Able Income Fund LLC.
10.6	Form of Pledge Agreement dated February 9, 2009 by and between Brad Greenspan and Able Income Fund LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadWebAsia, Inc.

Dated: February 9, 2009	By:	/s/ Peter Schloss
Name: Peter Schloss
Title: Chief Executive Officer

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